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                                                                   EXHIBIT 10.26

                          FORM OF EMPLOYMENT AGREEMENT

1. Parties
Party A (Employer)
Corporate Name: GRAVITY Co., Ltd.
Representative: Richard Hyunkook Kim
Address: Shingu Building, 620-2, Shinsa-dong, Gangnam-gu, Seoul

Party B (Employee)
Name :
Resident Registration Number:
Address :

2. Scope of Contract

1)    Contract Period: From ___________, 200_ to ___________, 200_ (for 1 year).
      The basic contract term shall be one year, extendible upon the agreement of the parties.

2)    Total Annual Salary: KRW _______________
      Apprenticeship Period: __________________ months

- The basic amount of salary during the apprenticeship period will be 80% of the regular annual salary and will be adjusted based on evaluation at the end of the apprenticeship period.

- The length of the apprenticeship period may be shortened or lengthened as needed, provided that offers of continued employment may not be made to those whose productivity, capabilities and work ethics are deemed to be unfit for continued employment.

3) Details of Annual Salary and Payment Thereof

- The annual compensation consists of basic salary and other allowances.

- The amount equal to one-twelfth of the annual salary shall be paid every month. The payment date will be the 25th day of each month and will be paid in advance based on the number of working days in the applicable month.

- If necessary, this agreement may be adjusted by mutual agreement of the parties, even
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prior to the termination date of this Agreement.

- Other details shall follow the corporate personnel policy.

4) Severance Allowance

- An employee who has been employed by the Company for a year or more shall be entitled to severance allowance.

- Severance allowance shall be paid 14 days in advance of the employment termination date.

- When calculating the average wage, the total wage will not include other allowances, except for the basic salary, bonus and annual allowances.

5) Miscellaneous

- If an employee who signs an employment agreement wishes to discontinue his employment, such employee must submit a letter of resignation at least two months in advance so as to minimize the difficulty of finding a replacement and ensure the proper transfer of responsibilities.

- The employee hereby agrees to the above-reference compensation amount, shall not disclose the amount of his or her compensation to third parties, including co-workers, and hereby agrees that disclosure of such information may constitute a cause of termination.

- Any employee who gains employment at a direct competitor of the Company shall obtain prior written consent from GRAVITY Co., Ltd.

- The employee hereby acknowledges that all work-related materials at the time of termination or resignation shall belong to the Company and in principle shall submit all such materials to the Company or his or her successors.

- This Agreement, which has been made on the foregoing terms and conditions, shall be executed by the parties with a covenant to faithfully comply with the terms hereof. The parties shall prepare two copies of this Agreement, and each party shall keep one copy thereof.

Date:         ,  200

Party B (Employee)
Resident Registration Number:
Address:
Name:               (Signature)
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Party A (Employer)
Address: Shingu Building, 620-2, Shinsa-dong, Gangnam-gu, Seoul
Corporate Name: GRAVITY Co. Ltd.
Representative: Richard Hyunkook Kim   (Signature)
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                   Employee's Covenants Relating to Employment

I hereby covenant to comply with the following and be a worker of good faith during the course of my employment with GRAVITY Co. Ltd (hereinafter it is referred to as the "Company").

1) I will strictly comply with all the regulations and instructions of the Company.

2) I will do my best to carry out the tasks assigned by the Company, execute my responsibilities in good faith and be in compliance with the Company orders without negligence or intentional misconduct.

3) I will strictly comply with, and not raise any compliant about, the Company orders relating to workplace transfers, changes in job responsibilities and business trips.

4) I will not use the Company's facilities or funds for a purpose unrelated to work or will not promote private interest under the pretense of work.

5) I will respect trust and faith, build personal characters and abstain from doing things as an employee which would harm the honor of the Company and my fellow co-workers.

6) Whether during or after employment, I will not disclose to any third party confidential information (i.e., management secrets, business plans, development technology, source, sales routes and sales strategy, business files, business documents, public bulletins, address book, email accounts, server access information, salary information, etc.) relating to the Company's business, divulge such information to the outside, or maintain such information.

7) I will not, in violation of the Company rules, make backups or send to the outside any files relating to work and will maintain any backup CDs, disks and hard disks within the confines of the Company.

8) If it becomes necessary to back up my portfolio as evidence of my work records or maintain data on the outside, I will do so only after obtaining the consent of the Company's representative.

9) If due to my breach of the foregoing I cause any interruption to the business of the Company or otherwise cause harm to the Company, I will accept any form of punishment and will pay for damages without delay.

Date:               ,200
Department:
Position:
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Resident Registration Number:
Name:                       (Sealed)

Addressed to: Representative Director of GRAVITY Co., Ltd.
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             Agreement Relating to Special Conditions to Employment

I hereby submit to the Company the following acknowledgement of special conditions to employment and hereby covenant to strictly comply with the following terms as a condition to my employment with GRAVITY Co., Ltd.:

1. Whether during or after employment, I will not disclose or provide to any third party, or use for a purpose unrelated to work, any development plan, document, file or materials (including CDs), development products (including interim products), or any technology or information necessary for the development of the Game (hereinafter "Game Development Information").

2. I will not, without prior consent of the Company, divulge to the outside any material relating to the development of the Game, and will keep all backup CDs, floppy disks, hard disks or any other media containing work-related confidential information within the confines of the Company.

3. Except in the case of corporate downsizing, I will provide the Company with a resignation letter at least two months in advance. The transfer of my work responsibilities will not be deemed complete unless the Company acknowledges that the transfer to my successor has been completed without a problem and both parties sign an agreement relating to such transfer. In addition, I acknowledge that my resignation will be deemed not effective if the workflow of the Company is interrupted due to the incomplete transfer of my responsibilities and I will take liability for any damages resulting therefrom. At the time of my resignation, I will return to the Company all records, information, source codes, object codes, development schedules and development information received from the Company or prepared by me in connection with the development of the Game, and will not make a copy of such information or divulge it to the outside.

4. After I leave the employment of the Company, I will not, without the Company's written consent, join former employees of the Company who have started their own business.

5. I hereby acknowledge that all rights to the Game Development Information obtained in connection with the development of the Game (including the intellectual property
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rights such as the copyrights to the programs and characters) belong, whether during or after my employment with the Company, exclusively to the Company.

Date:               , 200

Department:
Position:
Resident Registration Number:
Name:
Signature :